UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                         Date of Report: October 6, 2003


                                SUN & SURF, INC.
             (Exact name of registrant as specified in its charter)



           Maryland                     000-33515               11-3619828
           --------                     ---------               ----------
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)



               8540 Ashwood Drive, Capitol Heights, Maryland 20743 (Address of Principal Executive Offices) (Zip Code)

                  57 Main Street, East Hampton, New York 11937
            (Former Address of Principal Executive Offices (Zip Code)

                                 (301) 324-4992
              (Registrant's telephone number, including area code)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.


         Unless otherwise indicated, or unless the context otherwise requires, all references in this Current Report to the terms, "Company", "SSI", "we", "our", or "us" shall mean Sun & Surf, Inc. and our wholly-owned subsidiary, Management Solutions and Systems, Inc. ("MSSI").

         On October 6, 2003, we completed a stock exchange transaction (the "Stock Exchange") with the shareholders of MSSI. As a result of the exchange transaction, we issued an aggregate of 15 million shares of our common stock to the three shareholders of MSSI, representing approximately 69.67% of our issued and outstanding common stock immediately subsequent to the Stock Exchange.

         Upon the effectiveness of the Stock Exchange, the sole remaining director of SSI, Jeffrey Esposito, appointed Clifford Pope and Larry L. Brooks as members of our Board of Directors and subsequently resigned. The remaining members of the Board of Directors then appointed Larry Swinton to fill the vacancy created by the resignation of Mr. Esposito. The reconstituted Board of Directors then elected Clifford Pope as President, Chairman of the Board and Treasurer and Larry L. Brooks as Vice President and Secretary of SSI.

         The following table shows, as of October 16, 2003, the "beneficial ownership" of SSI's common stock of (i) each director, (ii) each executive officer, (iii) all executive officers and directors of the Company as a group and (iv) each person who owns more than five percent of the outstanding common stock. Except as otherwise set forth below, the address of each of the persons listed below is c/o Sun & Surf, Inc., 8540 Ashwood Drive, Capitol Heights, Maryland 20743.

---------------------------------------------------------------------------------------
                                                           Percent     Number    Note
---------------------------------------------------------------------------------------
Clifford Pope - President, Chairman of the Board and       27.87%    6,000,000     1
                           Treasurer
---------------------------------------------------------------------------------------
Larry L. Brooks - Vice President, Secretary and Director   27.87%    6,000,000     1
---------------------------------------------------------------------------------------
Larry Swinton - Director                                   13.93%    3,000,000     1
---------------------------------------------------------------------------------------
All directors and officers as a group (3 persons)          69.67%   15,000,000     1
---------------------------------------------------------------------------------------

1 Calculations are made in accordance with Rule 13d-3 under the Securities Exchange Act, as amended. In determining the percent of outstanding Common Stock owned by a person, (a) the numerator is the number of shares of Common Stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 21,530,000 shares in the aggregate of Common Stock outstanding following the Stock Exchange as of October 16, 2003 and (ii) any shares of Common Stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Set forth below is certain information concerning the principal terms of the Stock Exchange and the business of the combined company.

         On October 6, 2003, we completed the Stock Exchange with the stockholders of MSSI. The Stock Exchange was consummated under New York and Maryland law and pursuant to the terms of a Securities Exchange Agreement, dated as of October 6, 2003, referred to in this Report as the Exchange Agreement, and is attached as an Exhibit to this 8K filing.

         Prior to consummating the Stock Exchange, we effected a forward-split of our common stock on the basis of ten shares for each share issued and outstanding and determined to change our business efforts. As part of the Stock Exchange, 43,072,500 shares owned by certain of our shareholders were redeemed by us and then canceled following the closing of the Stock Exchange. Pursuant to the Exchange Agreement, we issued 15 million shares of common stock, par value $0.001 per share, to the shareholders of MSSI, representing approximately 69.67% of our issued and outstanding common stock following the transaction, in exchange for 100% of the outstanding capital stock of MSSI. As of October 16, 2003, there were 21,530,000 shares of common stock issued and outstanding. As a result of the Stock Exchange, MSSI became our wholly-owned subsidiary.

         Upon completion of the Stock Exchange, we decided to cease other operations and only carry on the business of MSSI. All of our business operations are conducted through MSSI. Prior to the Stock Exchange, there were no material relationships between SSI and MSSI, or any of the parties' respective affiliates, directors or officers, or any associates of their respective officers or directors.

         Pursuant to the Exchange Agreement and effective at the closing of the Stock Exchange, Clifford Pope and Larry L. Brooks were appointed to serve as directors. Also under the terms of the Stock Exchange, Jeffrey Esposito resigned as an officer and director immediately following the closing and Larry Swinton was appointed to fill the vacancy on the Board of Directors caused by Mr. Esposito's resignation.

                         DESCRIPTION OF SUN & SURF, INC.

         SSI was organized as a New York corporation on November 30, 2000. SSI was a seller of sporting goods, apparel and accessories retail/wholesale and a consultant to retailer and wholesalers in the action sports industry. After the Stock Exchange, SSI discontinued its previous business and carried on the business of MSSI only. On August 27, 2003, SSI declared a dividend payable in shares of its wholly owned subsidiary, Surf Franchise Inc., on the basis of one share of common stock of the subsidiary in respect of each outstanding share of SSI, adjusted to give effect to the ten-for-one split. The record date for determining holders entitled to receive the dividend was September 8, 2003. As a result of this dividend, we no longer have any ownership interest in Surf Franchise Inc.

                         DESCRIPTION OF BUSINESS OF MSSI

         MSSI was originally established in 1997, providing Information Technology (IT) services and products, computer software and hardware sales, network operation and design, systems analysis and deployment, and business process consultant services domestically to federal, state and local governments, including military and civil agencies. Our corporate headquarters is located in Capitol Heights, Maryland.


We offer IT services in the following areas:

         o Enterprise Management Implementation and Sustainment services for Computer Associates (CA) Unicenter Suite of solutions

         o        Customer   Relationship   Management  (CRM)  and  Call  Center
                  Management Services

         o        Customized   Training   solutions  that  can  incorporate  new
                  technologies such as web broadcasting, virtual class rooms and multi media

         o        IT Management Services such as Business Process Re-Engineering
                  (BPR), Requirements Analysis, Strategic Planning, and Independent Verification and Validation (IV&V) and other Pre-Implementation Services.

         We are also an authorized dealer of hundreds of brand-name IT products. We provide our customers high-quality hardware and software, peripherals, office automation products, desktop and laptop systems, and computer accessories.

         Our long-established relationships with the major IT equipment manufacturers and distributors allow us to provide our customers IT products at competitive prices and expedited delivery times, often within 24 hours of the order.

         Our suite of Enterprise Network solutions is comprised of a host of services, including; design, implementation, and maintenance, networked facilities management, disaster recovery, security and helpdesk support. We analyze enterprise networks and offer meaningful, cost effective solutions.

         Conducting business with the private sector has not been a priority for us because of the success achieved servicing the government sector. The private sector presents a possible opportunity for future growth for our business if we have the appropriate capital resources.

         We produce revenue by reselling IT products or providing services through consultative selling, which involves identifying agencies that have IT problems, developing a solution, and presenting the solution for customer approval. We use teams of specialists assembled from our current staff and outsourcing human resource agencies from the internet.

Approximately 90% of our revenues were derived from sales to agencies of the Federal government and approximately 10% was derived from sales to agencies of state and local governments.

EMPLOYEES

         We currently have 91 employees, including approximately 79 who provide technical support and operational services at various contract sites in the Washington, D.C. area. Eleven (11) persons perform executive and administrative functions. We are not a party to any collective bargaining agreement with a labor union, and we consider relations with our employees to be good. We intend to hire additional personnel in the future, as the need arises.

RISK FACTORS

Risks Related to Contracting with the Federal Government

We depend on contracts with the federal government for a substantial majority of our revenue, and our business could be seriously harmed if the government ceased doing business with us.

         Our federal government contracts may be terminated by the government at any time. The Federal Sector accounts for 90% of our income. We could be barred from doing business with the Federal Government or Federal Government agencies could exercise their right to terminate our contracts for budgetary reasons, convenience of the government, or any other reason. We expect that our revenues would decrease significantly. Should our largest federal government customer do so our revenues could decrease by as much as 20% per month.

If we fail to establish and maintain important relationships with government entities and agencies, our ability to successfully bid for new business may be adversely affected.

         To facilitate our ability to prepare bids for new business, we rely in part on establishing and maintaining relationships with officials of various government entities and agencies. These relationships enable us to provide informal input and advice to government entities and agencies prior to the development of a formal bid. We may be unable to successfully maintain our relationships with government entities and agencies, and any failure to do so may adversely affect our ability to bid successfully for new business.

         We derive significant revenue from contracts and task orders awarded through a competitive bidding process. If we are unable to consistently win new awards over any extended period, our business and prospects will be adversely affected.

         Substantially all of our contracts and task orders with the federal government are awarded through a competitive bidding process. We expect that much of the business that we will seek in the foreseeable future will continue to be awarded through competitive bidding.

Financial Risks

Insufficient positive cash flow could adversely impact our operating results.

         We depend on the collection of our receivables to generate cash flow, provide working capital, pay debt and continue our business operations. If the federal government or any of our other customers fails to pay or delays the payment of their outstanding invoices for any reason, our business and financial condition may be materially adversely affected. The government may fail to pay outstanding invoices for a number of reasons, including lack of appropriated funds or lack of an approved budget.

         Currently, we have four proposal submissions awaiting customer decisions, which if all were accepted could obligate us to hire 25 new employees at a payroll cost of $ 105,000.00 per month. Depending on the number of proposals accepted, we may have to expand our credit facility, since billing and receipt of payment typically lag behind payroll by 45 or more days.

Business Risk

         Our markets are highly competitive, and many of the companies we compete against have substantially greater resources.

Personnel Risks

Our failure to attract and retain qualified employees, including our senior management team, may adversely affect our business.

         Our continued success depends to a substantial degree on our ability to recruit and retain the technically skilled personnel we need to serve our clients effectively. Our business involves the development of tailored solutions for our clients, a process that relies heavily upon the expertise and services of our employees. Accordingly, our employees are our most valuable resource. Competition for skilled personnel in the information technology services industry is intense, and technology service companies often experience high attrition among their skilled employees. There is a shortage of people capable of filling these positions and they are likely to remain a limited resource for the foreseeable future. Recruiting and training these personnel require substantial resources. Our failure to attract and retain technical personnel could increase our costs of performing our contractual obligations, reduce our ability to efficiently satisfy our clients' needs, limit our ability to win new business and constrain our future growth.

Risks Related to Our Common Stock

The liquidity of our common stock is affected by its limited trading ability.

         Shares of our common stock are traded on the OTC Bulletin Board under the symbol "SSRF". There is currently no broadly followed established trading market for our common stock. An "established trading market" may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market reduces the liquidity of our shares. The trading volume of our common stock historically has been limited and sporadic. As a result of this trading inactivity and the exchange, the quoted price for our common stock on the OTC Bulletin Board is not necessarily a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or obtain accurate quotations as to the market value of our common stock, and the market value of our common stock would likely decline.

Our common stock may be subject to regulations prescribed by the Securities and Exchange Commission relating to "penny stock."

         The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. If our common stock meets the definition of a penny stock, it will be subjected to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which generally include institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse).

Our common stock will likely be subject to substantial price and volume fluctuations.

         The market price of our common stock has been volatile and could fluctuate widely in response to several factors, some of which are beyond our control, including:

         o        our quarterly operating results;

         o        additions or departures of key personnel;

         o        changes  in  the  business,   earnings   estimates  or  market
                  perceptions of our competitors;

         o        the introduction of facilities;

         o future sales of our common stock by us or other selling stockholders;

         o        changes in general market or economic conditions;

         o        announcements of legislative or regulatory change; and

         o potentially significant downward selling pressure on the stock price during the first years as certain current and new stockholders seek to liquidate a portion or all of their holdings for various reasons subject to certain lock-up provisions where applicable.

         The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. In addition, there has been a limited public market for our common stock. We cannot predict the extent to which investor interest in us will be maintained. Such interest is necessary for an active, liquid trading market for our common stock. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The price and trading volumes of our common stock may fluctuate widely due to the limited public market for our stock.

A significant number of our shares are eligible for sale and their sale could depress the market price of our stock.

         Sales of a significant number of shares of our common stock in the public market following the merger and related transactions could harm the market price of our common stock. Moreover, as additional shares of our common stock become available for resale in the public market pursuant to the registration of the sale of the shares, and otherwise, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of one percent of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

After giving effect to the Stock Exchange, certain of our principal stockholders will continue to have significant voting power and may take actions that may not be in the best interest of other stockholders.

         Certain of our officers, directors and principal stockholders continue to control a significant percentage of our outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

We do not anticipate paying dividends in the foreseeable future, and the lack of dividends may have a negative effect on the stock price.

         We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We are subject to critical accounting policies and actual results may vary from our estimates.

         We follow generally accepted accounting principles for the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

         SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under "Business and Industry Overview", "Our Growth Strategy", "Competition" and elsewhere in this Current Report on Form 8-K constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

         Such factors include, among other things, those described in this Current Report on Form 8-K. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither any other person nor we assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Current Report on Form 8-K.

BUSINESS AND INDUSTRY OVERVIEW

         Information Technology (IT) refers to the collection of products and services that turn data into useful, meaningful and accessible information within an enterprise. The information technology industry has several major facets: computer hardware, software and services. We include networking and telecommunications systems in the definition of IT. As published by Post Newsweek Tech Media in April 2003, in fiscal 2003, total government IT spending from its discretionary budget increased by 6.7 percent, from $49.8 billion to $58.1 billion. In the fiscal year 2004 budget, it increases 7.2 percent to $59.3 billion.

         According to the U.S. General Accounting Office (GAO) Report, titled Contracting for IT Services, prepared for Representative Tom Davis in February 2003, agencies of the federal government spend billions of dollars annually acquiring information technology (IT) services from thousands of contractors and using a variety of contracting methods. IT services include computer and telecommunication services, as well as the testing, quality control, installation, and operation of computer equipment.

         The GAO report also indicates that federal spending on IT services nearly doubled from fiscal years 1997 to 2001, increasing from $9 billion to more than $17 billion.

         The report went on to say that the Department of Defense remained the single largest purchaser of IT services throughout the period, and that the General Services Administration's (GSA) spending increased greatly primarily as a result of spending by GSA's Federal Technology Service on behalf of other agencies. Spending on IT services through GSA's federal supply schedule program grew from about $405 million to $4.3 billion. The GAO Report revealed that the distribution of IT services spending in fiscal year 2001 was 14 percent to small businesses, 21 percent to medium-size businesses, and 62 percent to large businesses.

         Nick Wakeman, a reporter for Post Newsweek Tech Services, in his summarization of the findings of the Government Electronics and Information Association (GEIA) Conference held October 2003 in Tysons Corner, Virginia, indicated that GEIA is predicting that by 2008, spending on defense IT will reach $34 billion, up from a planned $26.6 billion in 2003. It also predicted that spending by civilian agencies is expected to reach $33.1 billion, up from $26.5 billion.

         The General Accounting Office Report, titled Contracting for Information Technology Services, dated February 14, 2003, states that the GSA Schedule accounted for $17 billion of government purchases from 1997 through 2001.

COMPETITION

         The Government Accounting Office (GAO) in their report of February 2003, titled Contracting for Information Technology Services, reported that the distribution of Federal spending for IT services in fiscal year 2001 was to 2,167 small businesses, 635 medium companies, and 281 large companies. We are considered a small business.

         There are approximately 14,000 IT companies in the United States with 50 or more employees. The number of firms with less than 50 employees is estimated to be even larger.

         Many IT firms are competing for government contracts. We believe that other IT companies doing business with the government are positioning themselves for the growing opportunities in outsourcing, information assurance, modernization efforts, and large systems integration projects.

         The larger IT firms doing business with the government have extensive resources to pursue and win contracts. However, there are a large number of contracts being awarded by the government. We have demonstrated our ability to effectively compete and win government awarded contracts.

         We believe that government contractors tend to focus on bids with specific agencies and become comfortable dealing within those environments. We believe this tendency means we will consistently encounter certain competitors at a given agency. We therefore do not expend much effort devising strategies against our competitors. We devote our energy to developing plans that allow us to deliver the most efficient, effective, error-free, and timely product or service at a reasonable cost.

GOVERNMENT REGULATION

         We are subject to numerous federal, state and local regulations. The most significant source of regulations is the Federal Acquisition Regulation
(FAR) which defines the laws and regulations that we must observe relating to the formation, administration and performance of federal government contracts. Any company selling to the Federal Government must comply with the FAR or face a penalty or debarment from doing business with the Federal Government.

MSSI CURRENT AND FUTURE PRODUCTS

         We market and sell a broad range of IT products and services. Our sales teams concentrate on (i) reselling commercial computer hardware and software and
(ii) providing information technology services, and facilities management services. Our products offered are purchased from the major hardware and software distributors.

         Our competitors who buy direct from the manufacturers have a cost advantage as we must pay middleman profits and are not eligible for the full range of supplier discounts. We attempt to overcome this pricing disadvantage by providing superior service and installation of the equipment and software that we sell. We deliver and install fully loaded and ready to run stand-alone personal computers, networked workstations, servers across various platforms, networked and stand alone printers, and other peripheral devices.


SOURCES OF REVENUE

                               Sales from Services

                                 No. of       Total               Largest     Actual
                                  Sales       Value      % of      Order     Receipts
                                            (in mil)    Sales      Value     (in mil)
--------------------------------------------------------------------------------------
May 1, 2001 - April 30, 2002
Total Service Sales                 7         2.3         31%     $636,520     $2.3


May 1, 2002 - April 30, 2003
Total Service Sales                 6         3.8         44%    1,516,851      3.8


Chart: History of Services Sales

                               Sales from Products


                                 No. of       Total               Largest     Actual
                                  Sales       Value      % of      Order     Receipts
                                            (in mil)    Sales      Value     (in mil)
--------------------------------------------------------------------------------------

May 1, 2001 - April 30, 2002
Total Product Sales               117         5.1         69%     $300,000     $5.1


May 1, 2002 - April 30, 2003
Total Product Sales               181         4.8         56%      379,000      4.8


Chart: History of Product Sales

Services Contracts

         Our contracts are primarily negotiated on a fixed price time and materials basis. We charge our customers a fixed hourly rate for each hour of service provided by skill. The skills and rates used are similar to those established in our GSA Schedule Contract No. GS-35F-5347H held with the U.S. General Services Administration ("GSA"). The GSA Schedule is a Federal Government Contract managed by GSA. Any agency or department of the Federal Government may purchase goods and services by using this contract. Any seller of goods and services may be included on the GSA Contract's schedule, which is a list of sellers who have negotiated prices for the goods and services they sell and have signed a contract with GSA agreeing to provide those goods and services to any agency wishing to purchase them. Many federal agencies use this contract to purchase goods and services.

         When  awarded  a  contract,   we  often  recruit  and  hire  additional
employees. The term of employment is usually for the duration of the contract or task order received.

Products Orders

         We provide products to our customers. We respond to requests for quotes initiated by prospective customers. Our quoted prices include all estimated costs to deliver the products, plus an overhead and profit amount. None of those amounts include penalties to either party for early termination.

         We purchase the products we resell only after a valid order is received from an ordering customer. We maintain no inventory.

         We have commitments to fill 56 signed orders for IT products, totaling $ 1.2 million, during the upcoming period commencing October 1, 2003 and ending on November 30, 2003.

MATERIAL CONTRACTS AWARDED TO MSSI

         Army Medical Command - Walter Reed Army Medical Center -Directorate of Information Management ("DOIM") - Our projects under this work order include database administration, internet/intranet application development for Army medical support program requiring the utilization of the Integrated Clinical Data Base ("ICDB") and the Composite Health Care System ("CHCS") resources. Our on-site system development team provides project research, data mining, data filtering, and the conversion of legacy applications, which includes project management of task assignments issued to DOIM. The core environment is Oracle WEB, Oracle DB, SQL-Server, Active Server Page ("ASP"), with an assortment of WEB and communication protocol tools.

         The performance period for this contract runs from October 1, 2002 to September 30, 2004 with a total contract value to us of $2,914,114.43. This contract was most recently modified on October 17, 2003. The contract and all subsequent amendments are attached as exhibits to this 8-K filing.

         The Department of Housing and Urban Development (HUD) - We designed, developed, and implemented a call center to provide a service desk solution for HUD's Office of Public and Indian Housing Authority (PIH). The call center identifies, tracks and resolves issues associated with the Public and Indian Housing Information Center (PIC) system. Our call center staff provides support to a national user base. In addition to providing call center implementation and management services, we provide project management consulting, legislative compliance maintenance, and end-user training services to HUD's PIH personnel.

         Totals for the HUD contracts are as follows:

            Start Date - July 2002
            Completed Portion - July 2002 to June 2003            $1,182,669.48
            Current Portion - July 2003 to June 2004              $1,141,774.68


         Future Options Held by the Government to Extend Are as Follows:

            Option II - July 2004 to June 2005                    $1,091,260
            Option III - July 2005 to June 2006                   $1,060,632
            Option IV - July 2006 to June 2007                    $1,076,782

         This contract called for a one year base period running from July 2002 to June 2003, with a series of four one-year extension options. HUD is not required to exercise the extension options. The total contract value to us if HUD exercises all of the options is $5,424,614.24. Payments are made on a monthly basis. This contract was most recently modified on August 25, 2003. The contract and all subsequent amendments are attached as exhibits to this 8-K filing.


SUBSTANTIAL CUSTOMERS

During the period May 1, 2001, through April 30, 2003, we derived a substantial proportion of our sales from three departments of the Federal Government and from the District of Columbia. Those sales were generated through multiple contracts with these agencies. Individually these contracts do not represent significant business, but collectively they make our relationship with each agency important. The chart below illustrates the distribution.

                          SUBSTANTIAL AGENCY CUSTOMERS

                                                                                 % of
                                    No. of         Total        Largest          2003
Agency                            Contracts        Value         Order         Business
---------------------------------------------------------------------------------------
Total Army Customers                  5         $1,530,869      749,107           18%


Total HUD Customers                  13          1,099,807      993,163           13%


Total USAF Customers                 22          2,960,580      327,900           34%


Total DC Government Customers         2          1,085,249      626,026           13%


FUTURE COMMITMENTS

         Our contract backlog consists of contracts valuing $16.8 million, which is based on amounts actually obligated by a client for payment of goods and services, and unfunded backlog, which is based upon management's estimate of the future potential of our existing contracts and task orders, including options, to generate revenue. Our backlog may not result in actual revenue in any particular period or at all.

         In each case, the customer may at any time modify these contracts to increase or decrease the contract dollar value or terminate the contract.

PROPRIETARY PRODUCTS & INTELLECTUAL PROPERTY

         We own no proprietary products. Any proprietary products that are developed are owned by the customer and not us.

OUR GROWTH STRATEGY

         Our goal is to continue to grow as a provider of excellent services and quality products. Our strategy to reach that goal concentrates on:

         o Maintaining and growing our core business. We will achieve this through (i) continuing to build a sales and service organization; (ii) developing service offerings that have broad application across government agencies; (iii) establishing direct relationships with manufacturers to maintain pricing competitiveness; and (iv) improving our Human Resource recruiting processes and compensation plans, which will enhance our ability to compete.

         o Seeking growth opportunities in new business verticals. This strategy will include the private sector as well as other government sectors which management believes represents a forward growth opportunity that is currently not being addressed by the company.

         o Strategic growth opportunities. This may include strategic partnerships, alliances and strategic acquisitions which would leverage off of our current relationships, and expand our offering with various government agencies. Currently, due to limited access to the capital markets, management has not yet executed a strategic acquisition.

OTHER MATERIAL AGREEMENTS

         We have a $500,000 financing facility with Action Capital Corporation of Atlanta, Georgia. Under the terms of this facility we can sell accounts receivable up to 85% of their value in advance of payment from the customer. Interest on this facility is calculated at prime rate plus one percent on the daily average balance of unpaid accounts sold plus a 0.95% monthly fee on said balance. The facility is secured by liens on MSSI's accounts receivable and by personal guarantees of its principals. The Financing and Security Agreement is attached as an exhibit to this 8-K filing.

         We issued a promissory note to Tazbaz Holdings Limited in September 2003 for receipt of $250,000. The maturity date of the promissory note is January 8, 2004, and it pays interest at five percent per annum. The interest and principal are due on the maturity date. In the event all principal and accrued but unpaid interest have not been paid by the maturity date, we shall have the right to defer paying the outstanding balance of the note, including all accrued and unpaid interest as of the maturity date, by making six equal monthly payments of principal and interest commencing on the date that is 30 days after the maturity date and continuing on said day of each calendar month thereafter. Interest shall accrue at the rate of 15% per annum during the deferral period.

DESCRIPTION OF PROPERTY

         We lease our principal corporate office located at 8540 Ashwood Drive, Capitol Heights, Maryland. The lease expires February 28, 2007. We currently pay a base rent of approximately $58,000 per year under the lease, which will increase to approximately $63,000 per year during the final year of the lease term.

DIRECTORS AND EXECUTIVE OFFICERS AFTER THE CONSUMMATION OF THE STOCK EXCHANGE

         The following table sets forth certain information regarding the members of our board of directors and our executive officers and, in the case of certain directors, in compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14(f)-1 promulgated by the Securities and Exchange Commission. The following officers and directors will serve or continue to serve in such capacities at SSI. The directors listed below will serve until the next annual meeting of the SSI stockholders.

         Name          Age           Position with the Company
         ----          ---           -------------------------

Clifford Pope          52            President, Chairman of the Board, Treasurer
                                     and Director

Larry L. Brooks        52            Vice President and Director

Larry Swinton          51            Director

         The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

CLIFFORD  POPE  joined  MSSI in  September  1997,  and  currently  serves as our
President. Mr. Pope has been involved in technical sales and business development in data processing and information technologies since 1976. From 1987 to 1997, Mr. Pope was president of Diversified Solutions, Corporation
(DSC). DSC specialized in Government facility network operations, telecommunication services, and general management IT services from 1986 to 1987. He was CEO of American Microframe Technologies (AMT), a computer manufacturing and network design company, where he held 51% ownership of the company.

LARRY L. BROOKS joined MSSI in 1998 as Executive Vice President, and currently serves as our Executive Vice President. Mr. Brooks is our chief sales person and has 25 years of management experience selling IT products. From 1994 to 1997, Mr. Brooks was Executive Vice President with Corporate Systems & Resources
(CSR). CSR provides computer products and services to State and Federal Government agencies. From 1981 to 1994, he owned and operated a computer retail store specializing in selling personal computers, computer peripheral and related products.

LARRY SWINTON joined MSSI in 1998 as Vice President, and currently serves as our Vice President of Operations. From 1992 to 1998, Mr. Swinton was Director, Information Systems at Metters Industries, Inc., an IT services company. Before accepting a position at Metters, he served twenty years in the U.S. Air Force were he supervised and trained military and civilian personnel in the operation of sophisticated ADP equipment and programming. He retired in 1992.


DIRECTOR AND OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

The individuals named below (the "Named Executives") include our chief executive officer, our other most highly compensated executive officer and our two most highly compensated officers who are not directors or executive officers, for the fiscal year ending April 30, 2003. Information is provided on an accrual basis for the fiscal years ending on December 31 of the three years shown in the table below.

                           SUMMARY COMPENSATION TABLE



Name and Principal Position         Calendar Year      Salary             Bonus
                                  Ended, December 31     ($)               ($)
----------------------------------------------------------------------------------------------
Clifford Pope (1)                       2003         $197,710 (3), (6)   $58,975 (3), (4), (5)
President, Chairman of the              2002         114,338                --
Board, Treasurer and Director           2001         120,017                --



Larry L. Brooks (1)                     2003         $196,954 (3), (6)   $60,522 (3), (4), (5)
Vice President and Director             2002         121,500                --
                                        2001         121,500                --


Larry Swinton (1), (2)                  2003         $142,788 (6)        $12,017 (5)
Vice President - Operations of MSSI     2002           98,000               --
and Director                            2001           98,000               --


Roger Miller (1), (2)                   2003         $188,581 (6)           --
Vice President - Information            2002             --                 --
Technology                              2001             --                 --



Chart:  Annual Compensation
---------------------------

(1) Each Named Executive receives his salary and bonus, where applicable, from the finances of MSSI, not SSI.
(2) These Named Executives are employed by MSSI, not SSI.
(3) The salaries and bonuses for Messrs. Pope and Brooks for the fiscal year ended April 30, 2004 are effective October 6, 2003, as approved by our board of directors. The approved salary for Mr. Brooks is $185,000 and for Mr. Pope is $190,000.
(4) As approved by our board of directors and effective October 6, 2003, each of Mr. Brooks and Mr. Pope are to receive a bonus of one percent of the net profits of SSI, pre-tax, calculated and paid out upon our year-end audited financial statements. Because the calculation of such bonuses requires year-end audited financial statements, we are unable to ascertain the amount for the fiscal year ended April 30, 2004 and will not do so until such financial statements are available. The bonus stated for each of Mr. Brooks and Mr. Pope for the calendar year end 2003 does not include this amount.
(5) The funds from these bonuses were applied by Messrs. Pope, Brooks and Swinton to repay advances each received from MSSI during the fiscal years 2002 and 2003. The shareholder advances have been fully repaid by Messrs. Pope, Brooks and Swinton. See Note 4 to the audited financial statements.
(6) These salaries are estimates of the actual amount paid from January 1, 2003 through October 6, 2003, and the remaining amount from October 7, 2003 through December 31, 2003 is an estimate based upon the expected amount to be paid.

         We currently do not have any stock option or other equity-based compensation plans, and have not granted or issued stock appreciation rights, stock options or other derivative securities to any of the Named Executives or directors.

         Our directors do not receive salaries or other compensation for their roles as members of our board of directors.

EMPLOYMENT AGREEMENTS

         Currently, other than Roger Miller none of the Named Executives is a party to an employment agreement.

         On April 1, 2003, we entered into an employment agreement with Roger Miller by which Mr. Miller assumed the position of Vice President of Information Technologies. Mr. Miller's responsibilities include directing all enterprise system installations, service operations, training and development for service offerings and business development. Mr. Miller's compensation is $150,000 per annum to be paid over 24 pay periods. Under the agreement we agree to pay Mr. Miller 30% of the net profit realized on all sales he generates. As of October 6, 2003, we do not owe Mr. Miller any commissions. Mr. Miller's employment agreement is for an initial one-year period with an automatic renewal unless written notice of discontinuation of services is provided.


INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

         None of our directors or officers or their respective associates or affiliates is indebted to us.

FAMILY RELATIONSHIPS

         There are no family relationships among our directors and officers.

LEGAL PROCEEDINGS

         As of the date of this Current Report on Form 8-K, there is no material proceeding as to which any director, officer, affiliate or stockholder of the Company is a party adverse to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There are no relationships or related transactions other than those previously described in ITEM 1, Changes in Control of Registrant.

LEGAL PROCEEDINGS

         We are not a party to any legal proceedings.


ITEM 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

         Effective October 16, 2003, the Board of Directors of the Company approved the replacement of Stewart H. Benjamin, CPA, PC ("Benjamin") as its independent auditor for the fiscal year ending October 31, 2003, with Schwartz Levitsky Feldman LLP. Benjamin resigned effective October 16. The reports of Benjamin on the consolidated financial statements of the Company for the year ended October 31, 2002, for which Benjamin's Independent Auditors' Report was dated December 30, 2002, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope.

         There were no disagreements with Benjamin during the period of his appointment as independent auditor through the date of his resignation on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters, as defined in Item 304(a)(1)(iv) of Regulation S-B, during that period of time. Registrant has provided Benjamin with a copy of the disclosures
Registrant is making in this 8-K in response to the disclosures required by Regulation S-B, Item 304(a). Attached hereto as Exhibit 16.1 is a copy of the letter from Benjamin.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         a. FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED. The audited financial statements of MSSI required by this Item 7(a) are attached following the signature page of this form 8-K Current Report.

         b. PRO FORMA FINANCIAL INFORMATION (UNAUDITED). The pro forma financial statements of the Registrant required by this Item 7(b) are not yet available. The Registrant expects that the pro forma financial statements will be completed and filed within the requied time period.


c. EXHIBITS:

EXHIBIT NO.                           EXHIBITS

2.1 Securities Exchange Agreement dated October 6, 2003, among Sun & Surf Inc., Jeffrey R. Esposito, Management Solutions & Systems, Inc., and the shareholders of Management Solutions & Systems, Inc.
            (2)

3.1         Articles of Incorporation of Sun & Surf Inc. (1)

3.2         Bylaws of Sun & Surf Inc. (1)

10.1 Promissory Note dated September 10, 2003, issued by Management Solutions & Systems, Inc. in favor of Tazbaz Holdings Limited for the sum of $250,000 (2)

10.2 Financing and Security Agreement between Management Solutions & Systems, Inc. and Action Capital Corporation, dated June 14, 2001
            (2)

10.3 Agreement by and between Management Solutions & Systems, Inc. and Department of Housing and Urban Development, Office of Public and Indian Housing, dated July 1, 2002 (2)

10.4 Modification of Contract by and between Management Solutions & Systems, Inc. and Department of Housing and Urban Development, dated July 1, 2003 (2)

10.5 Modification Cost Proposal by and between Management Solutions & Systems, Inc. and Department of Housing and Urban Development, dated August 25, 2003 (2)

10.6 Order for Supplies and Services by and between Management Solutions & Systems, Inc. and GSA Region 6, dated September 30, 2002 (2)

10.7 Modification of Contract by and between Management Solutions & Systems, Inc. and GSA Region 6, dated November 20, 2002 (2)

10.8 Modification of Contract by and between Management Solutions & Systems, Inc. and GSA Region 6, dated April 28, 2003 (2)

10.9 Modification of Contract by and between Management Solutions & Systems, Inc. and GSA Region 6, dated April 29, 2003 (2)

10.10 Order Modification by and between Management Solutions & Systems, Inc. and GSA Region 6, dated September 12, 2003 (2)

10.11 Modification of Contract by and between Management Solutions & Systems, Inc. and GSA Region 6, dated September 23, 2003 (2)

10.12 Modification of Contract by and between Management Solutions & Systems, Inc. and GSA Region 6, dated October 17, 2003 (2)

16.1        Letter of Stewart H. Benjamin, CPA, P.C., dated October 21, 2003 (2)

23.1        Consent of Schwartz Levitsky Feldman LLP (2)

------------------------
(1) Previously filed as an exhibit to Form 10-SB filed on January 18, 2002.

(2) Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 SUN & SURF, INC.



                                                 BY: /s/ Clifford Pope
                                                    ----------------------------
                                                    Clifford Pope, its President


DATED:  October 21, 2003

                             MANAGEMENT SOLUTIONS &
                              SYSTEMS, INCORPORATED

                              FINANCIAL STATEMENTS

                          AS OF APRIL 30, 2003 AND 2002

                  Together With Report of Independent Auditors

                        (Amounts expressed in US Dollars)

                             MANAGEMENT SOLUTIONS &
                              SYSTEMS, INCORPORATED

                              FINANCIAL STATEMENTS

                          AS OF APRIL 30, 2003 AND 2002

                  Together With Report of Independent Auditors

                        (Amounts expressed in US Dollars)



                                TABLE OF CONTENTS


Report of Independent Auditors                                                 1

Balance Sheets as of April 30, 2003 and 2002                                   2

Statements of Income for the years ended April 30, 2003 and
    April 30, 2002                                                             3

Statements of Changes in Stockholders' Equity for the years ended
    April 30, 2003 and April 30, 2002                                          4

Statements of Cash Flows for the years ended April 30, 2003 and
    April 30, 2002                                                             5

Notes to Financial Statements                                             6 - 12

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA




                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Management Solutions & Systems, Incorporated

We have audited the accompanying balance sheets of Management Solutions & Systems, Incorporated as at April 30, 2003 and 2002 and the related statements of income, cash flows and changes in stockholders' equity for each of the years ended April 30, 2003 and 2002. These financial statements are the responsibility of the management of Management Solutions & Systems, Incorporated. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Management Solutions & Systems, Incorporated as at April 30, 2003 and 2002 and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles in the United States of America.




Toronto, Ontario                                 "Schwartz Levitsky Feldman llp"
August 22, 2003, except for Note 8                         Chartered Accountants
which is as of October 6, 2003





1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663

MANAGEMENT SOLUTIONS & SYSTEMS, INCORPORATED
Balance Sheets
As at April 30, 2003 and 2002
(Amounts expressed in US Dollars)
                                                           2003          2002

                                                             $             $
                                     ASSETS
CURRENT ASSETS

    Cash                                                   261,135       435,576
    Marketable and other securities                         38,260        38,260
    Accounts receivable (note 3)                         1,146,685       336,769
    Factor's holdback receivable (note 3)                  133,860        45,264
    Prepaid expenses and deposits                            9,500         9,500
                                                         ---------     ---------

                                                         1,589,440       865,369

ADVANCES TO SHAREHOLDERS (note 4)                             --          79,248

PROPERTY AND EQUIPMENT (note 5)                            212,312       153,843
                                                         ---------     ---------

                                                         1,801,752     1,098,460
                                                         =========     =========


                            LIABILITIES
CURRENT LIABILITIES

    Accounts payable                                     1,020,851       537,829
    Accrued liabilities                                    166,879        80,628
    Income taxes payable                                    34,654          --


                                                         1,222,384       618,457
                                                         ---------     ---------


                       STOCKHOLDERS' EQUITY
CAPITAL STOCK

    Authorized

         100,000 Common shares

    Issued

           1,000 Common shares, at $1 par value              1,000         1,000

ADDITIONAL PAID-IN CAPITAL                                   1,700         1,700

RETAINED EARNINGS                                          576,668       477,303
                                                         ---------     ---------

                                                           579,368       480,003
                                                         ---------     ---------

                                                         1,801,752     1,098,460
                                                         =========     =========


   The accompanying notes are an integral part of these financial statements.

APPROVED ON BEHALF OF THE BOARD

 /s/ Clifford Pope     Director
-----------------------

/s/ Larry L. Brooks    Director
-----------------------

MANAGEMENT SOLUTIONS & SYSTEMS, INCORPORATED
Statements of Income
For the years ended April 30, 2003 and 2002
(Amounts expressed in US Dollars)
                                                       2003              2002

                                                         $                 $

REVENUE

    Sales                                            4,800,310         5,095,474
    Service                                          3,838,923         2,259,549
    Interest                                               749             1,214
                                                     ---------         ---------

                                                     8,639,982         7,356,237

COST OF GOODS SOLD                                   6,544,910         5,762,024
                                                     ---------         ---------

GROSS PROFIT                                         2,095,072         1,594,213
                                                     ---------         ---------


EXPENSES

    Salaries and benefits                            1,288,970           901,368
    Rent and utilities                                  74,059            37,027
    Travel and transportation                           78,848            49,823
    Telephone                                           84,533            48,948
    Interest                                           113,677            40,436
    Repairs and maintenance                             12,159             5,682
    Bank charges                                        13,720            39,789
    Consulting fees                                    113,552            38,497
    Office and general                                  53,997            21,724
    Professional fees                                   36,474            19,406
    Advertising and promotion                           11,987            16,980
    Freight                                             10,290            11,212
    Training                                            12,645             7,079
    Bad debts                                           15,754              --
    Depreciation                                        40,388            15,564
                                                     ---------         ---------

                                                     1,961,053         1,253,535
                                                     ---------         ---------

INCOME BEFORE INCOME TAXES                             134,019           340,678

    Income taxes (note 6)                               34,654              --
                                                     ---------         ---------

NET INCOME                                              99,365           340,678
                                                     =========         =========






   The accompanying notes are an integral part of these financial statements.


MANAGEMENT SOLUTIONS & SYSTEMS, INCORPORATED
Statements of Changes in Stockholders' Equity
For the years ended April 30, 2003 and 2002
(Amounts expressed in US Dollars)

                                                           Additional
                                     Common Stock                Paid   Retained
                                   Number       Amount     in Capital   Earnings       Total
                                 ----------   ----------   ----------   ----------   ----------
                                                   $            $            $            $

Balance as of April 30, 2001          1,000        1,000        1,700      136,625      139,325

     Net income for the year           --           --           --        340,678      340,678
                                 ----------   ----------   ----------   ----------   ----------

Balance as of April 30, 2002          1,000        1,000        1,700      477,303      480,003

     Net income for the year           --           --           --         99,365       99,365
                                 ----------   ----------   ----------   ----------   ----------

Balance as of April 30, 2003          1,000        1,000        1,700      576,668      579,368
                                 ==========   ==========   ==========   ==========   ==========





























   The accompanying notes are an integral part of these financial statements


MANAGEMENT SOLUTIONS & SYSTEMS, INCORPORATED
Statements of Cash Flows
For the years ended April 30, 2003 and 2002
(Amounts expressed in US Dollars)
                                                                    2003           2002
                                                                      $              $

CASH FLOWS FROM OPERATING ACTIVITIES

    Net income                                                       99,365        340,678
    Items not requiring an outlay of cash
         Depreciation of property and equipment                      40,388         15,564
         Increase in accounts receivables                          (809,916)       (91,708)
         Increase in factor's holdback receivable                   (88,596)       (41,909)
         Increase in prepaid expenses and deposits                     --           (9,500)
         Increase in accounts payable and accrued liabilities       569,273        438,059
         Increase in income taxes payable                            34,654           --
                                                                -----------    -----------


    NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITES             (154,832)       651,184
                                                                -----------    -----------


CASH FLOWS FROM FINANCING ACTIVITIES

    Investment in securities                                           --          (33,260)
    Payment from (advances to) shareholders                          79,248        (52,728)
                                                                -----------    -----------


NET CASH FLOWS PROVIDED BY (USED IN) FINANCING
    ACTIVITIES                                                       79,248        (85,988)
                                                                -----------    -----------


CASH FLOWS FROM INVESTING ACTIVITIES

    Purchase of property and equipment                              (98,857)      (166,407)
                                                                -----------    -----------


NET CASH FLOWS USED IN INVESTING ACTIVITIES                         (98,857)      (166,407)
                                                                -----------    -----------


NET INCREASE (DECREASE) IN CASH                                    (174,441)       398,789

    Cash and cash equivalents, beginning of year                    435,576         36,787
                                                                -----------    -----------


CASH AND CASH EQUIVALENTS, END OF YEAR                              261,135        435,576
                                                                ===========    ===========







   The accompanying notes are an integral part of these financial statements.

MANAGEMENT SOLUTIONS & SYSTEMS, INCORPORATED
Notes to Financial Statements
April 30, 2003 and 2002
(Amounts expressed in US Dollars)




1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     Management Solutions & Systems. Inc. ("MSSI") is an information technology consulting firm incorporated in the State of Maryland in 1997. Its principal activities are sale of computer products, design and development of computer systems, and systems technical support.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)   Cash and Cash Equivalents

          Cash and cash equivalents include cash on hand, amounts from and to banks, and any other highly liquid investments purchased with a maturity of three months or less. The carrying amount approximates fair value because of the short maturity of those instruments.

     b)   Marketable and Other Securities

          Marketable securities consist principally of investments in shares of publicly traded corporations and mutual funds. At April 30, 2003 and 2002, all of MSSI's investment in marketable securities were classified as available-for-sale and were carried at fair market value, which approximated cost. Fair market value is based on quoted market prices on the last day of the year. The cost of the security is based upon the specific identification method.

     c)   Sale of Accounts Receivable

          The company adopted the provisions of Statement of Financial Accounting Standards No. 140 (SFAS. 140), "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" on April 1, 2001. Trade accounts receivable sold are removed from the balance sheet at the time of sale.

     d)   Property and Equipment

          Property and equipment are recorded at cost and are depreciated over their estimated useful lives at the undernoted rates:

          Furniture and fixtures                                         7 years
          Office equipment                                               5 years
          Leasehold improvements                                         5 years

          Depreciation for assets acquired during the year is recorded at one-half of the indicated rates, which approximates when they were put into use.

MANAGEMENT SOLUTIONS & SYSTEMS, INCORPORATED
Notes to Financial Statements
April 30, 2003 and 2002
(Amounts expressed in US Dollars)




2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     e)   Long-Lived Assets

          MSSI's adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of which has been superseded by SFAS No. 144 [note 1 (i)]. SFAS No. 144 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management used its best estimate of the undiscounted cash flows to evaluate the carrying amount and have determined that no impairment has occurred.

     f)   Long-Term Financial Instruments

          The fair value of each of MSSI's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what MSSI's current borrowing rate for similar instruments of comparable maturity would be.

     g)   Revenue Recognition

          Revenues are recognized when realized or realizable and earned. There are two revenue streams: sale of computer products; and, design and development of computer systems and systems technical support.

          -    Sale of computer products

               Revenues are recognized when delivery has occurred, the customer has been invoiced and collectiblity is reasonably assured.

          - Design and development of computer systems and systems technical support

               Revenues are recognized when the services have been rendered and invoiced and collectibility is reasonably assured.

     h)   Income Taxes

          MSSI accounts for income tax under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences. In addition, the company is required to record all deferred tax assets, including future tax benefits of capital losses carried forward, and to record a "valuation allowance" for any deferred tax assets where it is more likely than not that the asset will not be realized.

MANAGEMENT SOLUTIONS & SYSTEMS, INCORPORATED
Notes to Financial Statements
April 30, 2003 and 2002
(Amounts expressed in US Dollars)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     i)   Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically and as adjustments become necessary, they are reported in earnings in the period in which they become known.

     j)   Fair Value of Financial Instruments

          MSSI's financial instruments consist of cash, marketable securities, accounts receivable, accounts payable and accrued liabilities, and income taxes payable. Unless otherwise indicated, it is management's opinion that the Corporation is not exposed to significant interest rate or credit risk arising from these financial instruments. The fair value of these financial instruments approximates their carrying values.

     k)   Recent Pronouncements

          SFAS No. 141 - Business Combinations and SFAS No. 142 - Goodwill and Other Intangible Assets. SFAS No. 141 requires that companies use only the purchase method for acquisitions occurring after June 30, 2001. SFAS No. 142 required that goodwill and intangible assets acquired after June 30, 2001 should no longer be amortized but reviewed annually for impairment.

          SFAS No. 143 - Accounting for Asset Retirement Obligations - this standard requires that entities record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This standard is effective for fiscal years beginning after June 15, 2001.

          SFAS No. 144 - Accounting for the Impairment or Disposal of Long-Lived Assets. This standard supersedes SFAS No. 121 - Accounting for the impairment of long-lived assets and for Long-Lived Assets to be Disposed of. This standard requires that businesses recognize impairment when the financial statement carrying amount of long-lived asset or asset group exceeds its fair value and is not recoverable. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001.

MANAGEMENT SOLUTIONS & SYSTEMS, INCORPORATED
Notes to Financial Statements
April 30, 2003 and 2002
(Amounts expressed in US Dollars)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     k)   Recent Pronouncements (cont'd)

          SFAS No. 145 - Rescission of FASB Statements No.4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 updates, clarifies and simplifies existing accounting pronouncements. SFAS 145 rescinds Statement No.4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary items, net of related income tax effect. As a result, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses because Statement No. 4 has been rescinded. Statement No. 44 was issued to establish accounting requirements for the effects of transition to provisions of the Motor Carrier Act of 1980. Because the transition has been completed, Statement No. 44 is no longer necessary.

          SFAS No. 146 - Accounting for Cost Associated with Exit or Disposal Activities. SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Previous accounting guidance was provided by Emerging Issues Task Force ("EITF") Issue No. 94-3. SFAS 146 replaces EITF94-3. The Statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

          SFAS No.147 - Acquisition of certain Financial Institutions, an amendment of SFAS 72 and 144 and SFAS interpretation number 9 issued October 2002 and relates to acquisitions of financial institutions.

          SFAS No. 148 - Accounting for Stock Based Compensation-Transition and Disclosure, an amendment of SFAS 123 issued December 2002 and permits two additional transition methods for entities that adopt the fair value based method of accounting for stock based employee compensation to avoid the ramp-up effect arising from prospective application. This statement also improves the prominence and clarity of the pro-forma disclosures required by SFAS 123.

          SFAS No. 149 - Amendment of statement 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB 133 accounting for derivative instruments and hedging activities.

          SFAS No. 150- Accounting for certain financial instruments with characteristics of both liabilities and equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

          MSSI believes that the above standards would not have a material impact on its financial position, results of operations or cash flows.

MANAGEMENT SOLUTIONS & SYSTEMS, INCORPORATED
Notes to Financial Statements
April 30, 2003 and 2002
(Amounts expressed in US Dollars)




3.   ACCOUNTS RECEIVABLE                                     2003        2002

                                                               $           $

     Accounts receivable                                   1,160,791     336,769
     Less:  Allowance for doubtful accounts                   14,106        --
                                                           ---------   ---------


     Accounts receivable, net                              1,146,685     336,769
                                                           =========   =========


     MSSI carries accounts receivable at the amount it deems to be collectible. Accordingly, MSSI provides allowances for accounts receivable it deems to be uncollectable based on management's best estimates. Recoveries are recognized in the period they are received. The ultimate amount of accounts receivable that becomes uncollectable could differ from those estimated.

     The company has entered into credit facility agreement with Action Capital Corporation ("Action"). Under this agreement, Action would provide advances of up to 85% of MSSI's acceptable accounts receivable that are sold and assigned to Action. These accounts receivables are sold with recourse against MSSI. Consequently MSSI is contingently liable for any amounts advanced by Action for accounts receivable sold and assigned that are subsequently considered uncollectible.

     The accounts receivable balance net of invoices sold and assigned to Action at year end amounted to $892,403 in 2003 and $368,140 in 2002.

     The financing facility is secured by liens on MSSI's accounts receivable and by personal guarantees of its shareholders. Interest is calculated at prime rate plus 1% on the daily average balance of unpaid accounts sold plus a 0.95% monthly fee of such average balance.


4.   ADVANCES TO SHAREHOLDER

     These advances are unsecured, non-interest bearing and have been repaid during the fiscal year ended 2003.

MANAGEMENT SOLUTIONS & SYSTEMS, INCORPORATED
Notes to Financial Statements
April 30, 2003 and 2002
(Amounts expressed in US Dollars)




5.   PROPERTY AND EQUIPMENT                                2003          2002

                                                             $             $

     Furniture and fixtures                                 62,603       55,670
     Office equipment                                       41,638       25,117
     Leasehold improvements                                164,023       88,620
                                                        ----------   ----------


                                                           268,264      169,407
                                                        ----------   ----------


     Less:  Accumulated depreciation

            Furniture and fixtures                          12,639        4,190
            Office equipment                                34,126        8,862
            Leasehold improvements                           9,187        2,512
                                                        ----------   ----------


                                                            55,952       15,564
                                                        ----------   ----------


     Net book value                                        212,312      153,843
                                                        ==========   ==========


     Depreciation   expense  in  2003  and  2002  was   $40,388   and   $15,564,
     respectively.


6.   INCOME TAXES

     The provision for income taxes is based on earnings before income taxes reported for financial statement purposes, which approximates taxable income for tax purposes.

     In 2002, net operating losses were utilized to reduce taxable income down to nil.

MANAGEMENT SOLUTIONS & SYSTEMS, INCORPORATED
Notes to Financial Statements
April 30, 2003 and 2002
(Amounts expressed in US Dollars)




7.   LEASE COMMITMENT

     Rental of office space under operating lease amounted to approximately $61,000 in 2003 and $35,500 in 2002.

     The approximate minimum rental payments required under the lease agreement that expires in February 2007 are as follows:

     Payable during the following periods:

      Within one year                                                $    56,000
      Over one year but not exceeding two years                           58,000
      Over two years but not exceeding three years                        59,500
      Over three years but not exceeding four years                       61,000
      Over four years but not exceeding five years                        63,000
                                                                     -----------

                                                                     $   297,500
                                                                     ===========



8.   SUBSEQUENT EVENT

     On October 6, 2003, MSSI entered into a Securities Exchange Agreement with Sun & Surf Inc., a New York public corporation ("SSI"). In exchange for the acquisition of the 100% interest in MSSI, the shareholders of MSSI were issued a total of 15,000,000 common shares of SSI. Following the share exchange, the former shareholders of MSSI hold 69.67% of the 21,350,000 shares of common stock of SSI. Consequently, even though SSI is the legal acquirer, this transaction will be treated as an acquisition of SSI by MSSI and as a reverse acquisition of MSSI for accounting purposes.

     There were no preferred shares, warrants and options as of acquisition date.


9.   ECONOMIC DEPENDENCE AND CONCENTRATION OF CREDIT RISKS

     Approximately 90% of the company's revenues are derived from sales of goods and services to the different departments of the federal government. The loss of these customers could have a material adverse effect on operations.

     MSSI's receivables are unsecured and are generally due in 30 days. Majority of MSSI's receivables as at December 31, 2003 and 2002 represents sales to these customers. These receivables were fully collected subsequent to year end.